SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):                   May 28, 1999

                      SOUTHERN PACIFIC FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)

         California                  1-11785                 33-0636924
(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
  of incorporation)                                               No.)

One Centerpointe Drive, Suite 551
Lake Oswego, Oregon                                             97035
(Address of principal executive offices)                      (Zip Code)

                                 (503) 684-6316
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

                  Southern Pacific Funding Corporation ("SPFC") filed a voluntary petition with the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Court") under Chapter 11 of the United States Bankruptcy Code, Case No. 298-37613-elp11, on October 1, 1998. SPFC is required to file Monthly Operating Reports with the Bankruptcy Court pursuant to Bankruptcy Rule 2015. In connection therewith, attached hereto as Exhibit 99.1 are the financial statements (omitting certain schedules) included in the Monthly Operating Report for the Month Ending April 1999, filed with the Bankruptcy Court on May 28, 1999.

                  On May 28, 1999, following Bankruptcy Court approval, SPFC sold the outstanding capital stock of its United Kingdom mortgage lending subsidiary, Southern Pacific Mortgage Limited ("SPML") to Resetfan Limited
("Resetfan"), a U.K. company formed by members of SPML's management. As a portion of the sale consideration, SPFC received a 25 percent interest in Resetfan; the former SPML management owns the remaining 75 percent interest. The balance of the purchase price in the amount of 6 million British pounds (approximately $9.7 million, subject to currency fluctuations) is payable over five years pursuant to a promissory note bearing interest at a rate of 12.5 percent per annum. Payment of the note is secured by a security interest in the Resetfan stock held by former SPML management. All proceeds will be held by SPFC pending further court order addressing issues regarding the extent of a lien on the SPML stock and SPFC's ability to avoid as a fraudulent transfer its prepetition contribution to SPML's equity effected by releasing a debt due from SPML to SPFC.

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

                  On June 3, 1999, following a hearing on the adequacy of SPFC's Disclosure Statement (the "Disclosure Statement") regarding its proposed Second Amended Plan of Reorganization (the "Plan"), the Bankruptcy Court approved the distribution of copies of the Plan and Disclosure Statement to SPFC's creditors and equity holders in connection with soliciting votes on the Plan. A copy of the Disclosure Statement, together with certain of the exhibits thereto (including the Plan as Exhibit 5), is attached hereto as Exhibit 99.2 and incorporated herein by reference.

                  The voting record date was established as May 26, 1999. Record holders of specified classes of claims against SPFC, including holders of SPFC's 11-1/2% Senior Notes due November 1, 2004 (the "Senior Notes"), its 6.75% Convertible Subordinated Notes due October 15, 2006 (the "Subordinated Notes") and other senior and general unsecured claims, on the voting record date are entitled to vote to accept or reject the Plan. Classes of claimants that are not entitled to any distributions under the Plan are deemed to have rejected the Plan and are not entitled to vote. Also, classes of claimants that are to be paid in full under the Plan are not entitled to vote. The voting deadline is July 2, 1999, and the confirmation hearing to approve the Plan is scheduled for July 7, 1999.

                  Under the Plan, SPFC proposes to enter into a transaction (the "Acquisition Transaction") pursuant to which SPFC will (1) sell a portion of its assets to The Goldman Sachs Group, Inc., or certain affiliated entities
("Goldman") and (2) sell newly issued stock of the reorganized company ("Reorganized SPFC") to Goldman after (3) transferring certain excluded assets to a liquidating trust (the "Trust"). The assets to be transferred to Goldman or held by Reorganized SPFC include SPFC's interests in pools of residential mortgage loans, rights to service those loans, and rights to receive certain prepayment charges paid by the borrowers of those loans (collectively, the "Financial Assets"). The consideration to be paid by Goldman in the Acquisition Transaction includes (i) a cash payment of approximately $38.5 million (subject to certain adjustments), most of which will be used to retire a post-bankruptcy loan refinanced by Goldman on May 5, 1999, and (ii) 50 percent of the net cash flow on a pretax basis from the Financial Assets. Copies of the Amended and Restated Asset Purchase Agreement and Amended and Restated Stock Subscription and Purchase Agreement between SPFC and Goldman, each dated as of May 21, 1999, are attached hereto as Exhibits 99.3 and 99.4, respectively, and are incorporated herein by reference.

                  The Trust will distribute the proceeds of the Acquisition Transaction, together with income from and proceeds of the sale of assets transferred to the Trust, including any recoveries from claims against other parties, to creditors in accordance with their statutory and contractual priorities. A projection of sources and uses of cash and estimated distributions by the Trust is attached to the Disclosure Statement as Exhibit 4. The Trust will terminate upon the distribution of all assets held in trust, but not later than five years after the effective date of the Plan unless its term is extended with approval of the Bankruptcy Court.

                  With certain exceptions, the indentures for the Senior Notes and the Subordinated Notes will be terminated and cancelled under the Plan, and the obligations of the indenture trustees thereunder to both SPFC and the holders of Senior Notes and Subordinated Notes will be discharged. The Trust will make the distributions to the holders of the Senior Notes and the Subordinated Notes.

                  Under the Plan, all administrative and allowed priority claims will be paid in full. The Senior Notes are secured to the extent of all or a portion of available proceeds from the sale of SPML described above and will be paid to the extent of such proceeds following the resolution by the Bankruptcy Court of certain issues referred to above. Approximately $300,000 will be distributed by the Trust to satisfy claims of an administrative convenience class of claimants

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

whose claims are $400 or less or who elect to reduce their claims to $400. Claims of the holders of the Senior Notes, to the extent not satisfied from the SPML sale proceeds, and other allowed unsecured claims, including the holders of the Subordinated Notes, will be paid from available assets of the Trust in accordance with their statutory and contractual priorities. The Plan does not provide for any distributions to be made with respect to claims of plaintiffs or defendants in lawsuits brought against certain of SPFC's former officers and directors or to holders of SPFC's outstanding common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits:

                  99.1 Financial Statements from Monthly Operating Report for April 1999.

                  99.2 Disclosure Statement for Second Amended Plan of Reorganization Proposed by Southern Pacific Funding Corporation dated June 2, 1999.

                  99.3 Amended and Restated Asset Purchase Agreement between Southern Pacific Funding Corporation and Goldman, Sachs & Co. dated as of May 21, 1999.

                  99.4 Amended and Restated Stock Subscription and Purchase Agreement between Southern Pacific Funding Corporation and The Goldman Sachs Group, Inc., dated as of May 21, 1999.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SOUTHERN PACIFIC FUNDING CORPORATION


Dated:  June 7, 1999          By: /s/ Timothy Breedlove
                                   Name: Timothy Breedlove
                                   Title:  Chief Financial Officer

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